Exhibit (h)(7)

AMENDMENT TO FUND PARTICIPATION AGREEMENT

(Institutional Shares)

This Amendment is made this 19th day of March, 2012, by and between Janus Aspen Series (the “Trust”), an open-end management investment company organized as a Delaware statutory trust, and TIAA-CREF Life Insurance Company (the “Company”) a New York Insurance Company.

WITNESSETH:

WHEREAS, the Trust and the Company entered into a Fund Participation Agreement dated February 7, 2006, as amended (the “Agreement”); and

WHEREAS, the parties to the Agreement have determined to amend said Agreement to include the funds offered on the Company’s Separate Account VLI-2; and

WHEREAS, the parties desire to memorialize the amendment to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be amended as follows:

1. Schedule A to the Agreement is hereby deleted and replaced with a new Schedule A in the form attached hereto.

2. Schedule B to the Agreement is hereby deleted and replaced with a new Schedule B in the form attached hereto.

3. Section 3.7 of the Agreement is hereby deleted and replaced with the following:

“3.7 The Company is, and shall carry out its activities under this Agreement, in compliance with all applicable anti-money laundering laws, rules and regulations including, but not limited to, the U.S.A. PATRIOT Act of 2001, P.L. 107-56. The Company further represents that it has policies and procedures in place to detect money laundering and terrorist financing, including the reporting of suspicious activity.”

4. The following shall be added to the end of Section III:

“3.8 The Company is a “financial intermediary” as defined by SEC Rule 22c-2 of the 1940 Act (“The Rule”), and has entered into an appropriate agreement with the Trust or one of its affiliates pursuant to the requirements of The Rule.”

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5. Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

TIAA-CREF Life Insurance Company		JANUS ASPEN SERIES

By:		By:

Name:	Kevin Tiernan	Name:	Stephanie Grauerholz

Title:	VP, Chief Admin Officer	Title:	Vice President

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SCHEDULE A

EFFECTIVE March 19, 2012

TO THE

FUND PARTICIPATION AGREEMENT DATED FEBRUARY 7, 2006

The following Separate Accounts and Associated Contracts of TIAA-CREF Life Insurance Company are permitted in accordance with the provisions of the Participation Agreement to invest in Institutional Shares of the Portfolios of the Janus Aspen Series Trust shown in Schedule B.

NAME OF SEPARATE ACCOUNT: TIAA-CREF Life Separate Account VLI-1

CONTRACT(S):

•	Intelligent Life Variable Universal Life Insurance Policy

•	Intelligent Life Survivorship Variable Universal Life Insurance Policy

NAME OF SEPARATE ACCOUNT: TIAA-CREF Life Separate Account VA-1

CONTRACT(S):

•	Intelligent Variable Annuity Contract

NAME OF SEPARATE ACCOUNT: TIAA-CREF Life Separate Account VLI-2

CONTRACT(S):

•	M Intelligent Variable Universal Life Policy

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SCHEDULE B

Listing of available Portfolios.

All Portfolios of Janus Aspen Series open to new investors (as set forth in the current prospectus of Janus Aspen Series) except Janus Aspen Protected Series-Growth Portfolio.

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AMENDMENT TO FUND PARTICIPATION AGREEMENT

(Service Shares)

This Amendment is made this 19th day of March, 2012, by and between Janus Aspen Series (the “Trust”), an open-end management investment company organized as a Delaware statutory trust, and TIAA-CREF Life Insurance Company (the “Company”) a New York Insurance Company.

WITNESSETH:

WHEREAS, the Trust and the Company entered into a Fund Participation Agreement dated February 7, 2006, as amended (the “Agreement”); and

WHEREAS, the parties to the Agreement have determined to amend said Agreement to include the funds offered on the Company’s Separate Account VLI-2; and

WHEREAS, the parties desire to memorialize the amendment to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be amended as follows:

1. Schedule A to the Agreement is hereby deleted and replaced with a new Schedule A in the form attached hereto.

2. Schedule B to the Agreement is hereby deleted and replaced with a new Schedule B in the form attached hereto.

3. Section 3.7 of the Agreement is hereby deleted and replaced with the following:

“3.7 The Company is, and shall carry out its activities under this Agreement, in compliance with all applicable anti-money laundering laws, rules and regulations including, but not limited to, the U.S.A. PATRIOT Act of 2001, P.L. 107-56. The Company further represents that it has policies and procedures in place to detect money laundering and terrorist financing, including the reporting of suspicious activity.”

4. The following shall be added to the end of Section III:

“3.8 The Company is a “financial intermediary” as defined by SEC Rule 22c-2 of the 1940 Act (“The Rule”), and has entered into an appropriate agreement with the Trust or one of its affiliates pursuant to the requirements of The Rule.”

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5. Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

TIAA-CREF Life Insurance Company		JANUS ASPEN SERIES

By:		By:

Name:	Kevin Tiernan	Name:	Stephanie Grauerholz

Title:	VP, Chief Admin Officer	Title:	Vice President

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SCHEDULE A

EFFECTIVE March 19, 2012

TO THE

FUND PARTICIPATION AGREEMENT DATED FEBRUARY 7, 2006

The following Separate Accounts and Associated Contracts of TIAA-CREF Life Insurance Company are permitted in accordance with the provisions of the Participation Agreement to invest in Service Shares of the Portfolios of the Janus Aspen Series Trust shown in Schedule B.

NAME OF SEPARATE ACCOUNT: TIAA-CREF Life Separate Account VLI-1

CONTRACT(S):

•	Intelligent Life Variable Universal Life Insurance Policy

•	Intelligent Life Survivorship Variable Universal Life Insurance Policy

NAME OF SEPARATE ACCOUNT: TIAA-CREF Life Separate Account VA-1

CONTRACT(S):

•	Intelligent Variable Annuity Contract

NAME OF SEPARATE ACCOUNT: TIAA-CREF Life Separate Account VLI-2

CONTRACT(S):

•	M Intelligent Variable Universal Life Policy

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SCHEDULE B

Listing of available Portfolios.

All Portfolios of Janus Aspen Series open to new investors (as set forth in the current prospectus of Janus Aspen Series) except Janus Aspen Protected Series-Growth Portfolio.

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RULE 22c-2 AGREEMENT

This Rule 22c-2 Agreement (“Agreement”) is made as of March 19, 2012 by and between Janus Distributors LLC, Janus Services LLC (collectively, “Janus”), and TIAA-CREF Life Insurance Company (the “Intermediary”).

Recitals

WHEREAS, effective May 23, 2005, the Securities and Exchange Commission adopted Rule 22c-2 (and as may be amended from time to time, the “Rule”) of the Investment Company Act of 1940 (the “1940 Act”);

WHEREAS, the Rule requires that Janus enter into written agreements with its financial intermediaries (as such term is defined in the Rule) whereby each such financial intermediary agrees to provide Janus with certain shareholder identity and transaction information and to carry out certain instructions from Janus;

WHEREAS, these requirements are designed to allow Janus to more effectively enforce its market timing policies in an effort to protect Janus and its shareholders from the harmful effects of short-term trading. Based upon our records and/or facts you have given us, your company is a financial intermediary covered by the Rule; and

WHEREAS, in order to comply with the Rule, Janus and Intermediary desire to enter into this Agreement to reflect their respective obligations with respect to the Rule.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Janus and Intermediary hereby agree as follows.

Agreement

1. Shareholder Information.

1.1 Agreement to Provide Information. Intermediary agrees to provide Janus, upon written request, the taxpayer identification number (“TIN”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account of Janus maintained by the Intermediary during the period covered by the request.

1.1.1 Period Covered by Request. Requests must set forth a specific period, not to exceed ninety (90) days from the date of the request, for which transaction information is sought. Janus may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by Janus for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by Janus.

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1.1.2 Form and Timing of Response. Intermediary agrees to transmit the requested information that is on its books and records to Janus or its designee promptly, but in any event not later than five (5) business days, after receipt of a request. If the requested information is not on the Intermediary’s books and records, Intermediary agrees to: (i) provide or arrange to provide to Janus the requested information from shareholders who hold an account with an indirect intermediary; or (ii) if directed by Janus, block further purchases of fund Shares from the indirect intermediary. In such instance, Intermediary agrees to inform Janus whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to Janus should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an “indirect intermediary” has the same meaning as provided for in the Rule.

1.1.3 Limitations on Use of Information. Janus agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Intermediary. Each party acknowledges, warrants and represents that it is currently complying and will remain in compliance with all applicable local, state and federal data privacy laws, rules and regulations, including without limitation the 1999 Gramm-Leach-Bliley Act and the Massachusetts data privacy regulations 201 CMR 17: Standards for The Protection of Personal Information of Residents of the Commonwealth (once effective), with respect to Shareholder information. In the event of an actual or suspected data privacy breach of which a party becomes aware and that violates or potentially violates any applicable state and federal data privacy laws, rules and regulations with respect to Shareholder information, such party shall advise the other party of such breach within forty-eight (48) hours of becoming aware of such breach.

1.2 Agreement to Restrict Trading. When a Shareholder has engaged in transactions of the fund’s Shares (directly or indirectly through the Intermediary’s account) which violate Janus policies, the Intermediary agrees to execute written instructions from Janus to restrict or prohibit further purchases or exchanges into the funds by the identified Shareholder. The Shareholder is allowed to exchange out or redeem from the fund’s Shares. The restriction is necessary for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by Janus.

1.2.1 Form of Instructions. Instructions must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

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1.2.2 Timing of Response. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Intermediary.

1.2.3 Confirmation by Intermediary. Intermediary must provide written confirmation to Janus that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

1.3. Definitions. For purposes of this Agreement:

1.3.1 The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by Janus under the 1940 Act that are held by the Intermediary.

1.3.2 The term “Shareholder” means:

a. the beneficial owner of Shares, whether the Shares are held directly or by the Intermediary in nominee name;

b. as this Agreement relates to retirement plan accounts, the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of the Shares; and

c. as this Agreement relates to accounts of variable annuities or variable life insurance contracts, the holder of interest in a variable annuity or variable life insurance contract issued by the Intermediary.

1.3.3 The term “written” includes electronic writings and facsimile transmissions.

2. Representations and Warranties. Intermediary represents, warrants, and covenants that it: (a) will comply in all material respects with all applicable laws, rules and regulations; and (b) is authorized to enter into this Agreement;

3. Miscellaneous.

3.1 No modification of any provision of this Agreement will be binding unless in writing and executed by all of the parties hereto. No waiver of any provision of this Agreement will be binding unless in writing and executed by the party granting such waiver.

3.2 This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however that neither this Agreement nor any rights, privileges, duties, or obligations of the parties may be assigned by either party without the written consent of each party or as expressly contemplated by this Agreement.

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3.3 This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, exclusive of conflicts of laws.

JANUS DISTRIBUTORS LLC		TIAA-CREF Life Insurance Company

By:		By:
Name:	Russell P. Shipman	Name:	Kevin Tiernan
Title:	Senior Vice President	Title:	VP, Chief Admin Officer

JANUS SERVICES LLC

By:
Name:	Russell P. Shipman
Title:	Senior Vice President

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